UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2007

LeMaitre Vascular, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33092	04-2825458
(Commission File Number)	(IRS Employer Identification No.)

63 Second Avenue Burlington, Massachusetts	01803
(Address of Principal Executive Offices)	(Zip Code)

(781) 221-2266

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Incentive Compensation Plan

On April 24, 2007, the Compensation Committee of the Board of Directors of LeMaitre Vascular, Inc. (the “Company”) adopted a Management Incentive Compensation Plan (the “Plan”). The Plan governs awards of cash and stock bonus compensation to be paid to executive officers of the Company and other participants recommended by our Chief Executive Officer and approved by the Compensation Committee, for performance during fiscal year 2007 and thereafter. Each participant’s actual bonus amount is determined based on the number of corporate goals achieved by the Company (“Corporate Goals”) and the number of Individual Goals achieved by that participant (“Individual Goals”). A copy of the Plan is set forth as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Plan is administered by the Compensation Committee, which in its sole discretion will determine whether any prescribed goals have been achieved. The Compensation Committee may also elect to award bonus payments in amounts smaller than or greater than the target bonus amounts that would otherwise be suggested by the Plan, in its sole discretion. Any and all provisions of the Plan, including underlying goals, may be cancelled, altered or amended by the Compensation Committee at any time.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is furnished as part of this report, where indicated:

(d) Exhibits.

Exhibit No.	Description

10.1	LeMaitre Vascular, Inc. Management Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEMAITRE VASCULAR, INC.

Dated: April 27, 2007	By:	/s/ Aaron M. Grossman
Name: Aaron M. Grossman Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	LeMaitre Vascular, Inc. Management Incentive Compensation Plan